EXHIBIT 10.1

                        FORM OF INDEMNIFICATION AGREEMENT
                        ---------------------------------

         This Agreement, made and entered into as of this 13th day of December, 2005 ("Agreement"), by and between Natural Health Trends Corp., a Delaware corporation (the "Company"), and _______________ (the "Indemnitee").

         WHEREAS, highly competent persons are reluctant to serve corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of corporations; and

         WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons; and

         WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

         WHEREAS, Indemnitee is willing to serve and continue to serve for or on behalf of the Company on the condition that Indemnitee be indemnified to the fullest extent permitted by applicable law.

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

                                    ARTICLE I

                                   Definitions

         For purposes of this Agreement the following terms shall have the meanings indicated:

         1.01     "Board" shall mean the Board of Directors of the Company.

         1.02 A "Change in Control" shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13 (d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding voting securities, or (ii) during any period of two consecutive years, individuals who at the beginning of the two year period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in

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office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such a merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the company (in one transaction or a series of transactions) of all or substantially all the Company's assets.

         1.03 "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent, trustee or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which such person is or was serving at the request or on behalf of the Company.

         1.04 "Court" means the Court of Chancery of the State of Delaware, the court in which the Proceeding, in respect of which indemnification is sought by the Indemnitee, shall have been brought or is pending, or another court having subject matter jurisdiction and personal jurisdiction over the parties.

         1.05 "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

         1.06 "Enterprise" shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent, trustee or fiduciary.

         1.07 "Expenses" shall include, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, facsimile transmission charges, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

         1.08 "Good Faith" shall mean Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, in the case of an Enterprise which is a employee benefit plan, the best interests of the participants or beneficiaries of said plan, as the case may be, and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe Indemnitee's conduct was unlawful.

         1.09 "Improper Personal Benefit" shall include, but not be limited to, the personal gain in fact by reason of a person's Corporate Status of a financial profit, monies or other advantage not also accruing to the benefit of the Company or to the stockholders generally and which is unrelated to his or her usual compensation including, but not limited to: (i) in exchange for the

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exercise of influence over the Company's affairs; (ii) as a result of the diversion of corporate opportunity; or (iii) pursuant to the use or communication of confidential or inside information for the purpose of generating a profit from trading in the Company's securities. Notwithstanding the foregoing, "Improper Personal Benefit" shall not include any benefit, directly or indirectly, related to actions taken in order to evaluate, discourage, resist, prevent or negotiate any transaction with or proposal from any person or entity seeking control of, or a controlling interest in, the Company.

         1.10 "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporate law and may include law firms or members thereof that are regularly retained by the Company but not any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement unless such parties execute a written waiver of any such conflict of interest.

         1.11 "Officer" means the chief executive officer, president, chief operating officer, vice presidents, treasurer, assistant treasurer(s), chief financial officer, chief accounting officer, general counsel, secretary, assistant secretary and such other executive officers as are appointed by the Board or by the board of directors of the Enterprise, as the case may be.

         1.12 "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, formal or informal, and any appeal from any such Proceeding, other than one initiated by Indemnitee. For purposes of the foregoing sentence, a "Proceeding" shall not be deemed to have been initiated by Indemnitee where Indemnitee seeks, pursuant to Article VIII of this Agreement, to enforce Indemnitee's rights under this Agreement.

                                   ARTICLE II

                                Term of Agreement

         2.01 This Agreement shall continue until and terminate upon the later of: (i) ten (10) years after the date that Indemnitee shall have ceased to serve in all capacities as a director, officer, employee, agent, trustee or fiduciary of the Company or of any other Enterprise (the "Ten Year Period"); or
(ii) the final termination of all pending Proceedings instituted before the expiration of the Ten Year Period in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee within the Ten Year Period pursuant to
Article VIII of this Agreement relating thereto.

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                                   ARTICLE III

                  Services by Indemnitee, Notice of Proceedings

         3.01 Services. Indemnitee agrees to serve or continue to serve as a director or Officer of the Company for so long as he or she is duly elected or appointed. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

         3.02 Notice of Proceeding. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, but the omission so to notify the Company shall not relieve the Company from its obligations hereunder.

                                   ARTICLE IV

                                 Indemnification

         4.01 In General. In connection with any Proceeding, the Company shall indemnify, and advance Expenses, to Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

         4.02 Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4.02 if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the Company. Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, regardless of the outcome of such Proceeding, if Indemnitee acted in Good Faith and such Indemnitee has not been adjudged during the course of such Proceeding to have derived an Improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding.

         4.03 Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4.03 if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to or is otherwise involved in any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding if Indemnitee acted in Good Faith and such Indemnitee has not been adjudged during the course of such Proceeding to have derived an Improper Personal Benefit from the transaction or occurrence forming the basis of such Proceeding. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the

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Company if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by the Company in such event if and only to the extent that the Court which is considering the matter shall so determine.

         4.04 Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any limitations in Sections 4.02 and 4.03 above or other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to or is otherwise involved in and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified, to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee, to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter as determined by the Court which adjudicates the Proceeding. For purposes of this Section 4.04 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

         4.05 Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

         4.06 Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of, but not the total amount of, the Expenses, judgments, fines, or penalties actually and reasonably incurred in connection with the investigation, defense, appeal or settlement of any Proceeding, the Company shall nevertheless indemnify the Indemnitee for the portion of the Expenses, judgments, fines, or penalties to which the Indemnitee is entitled.

         4.07 Contribution. If the indemnification provided in this Agreement is unavailable by reason of a decision of a court of competent jurisdiction, then in respect to any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and penalties actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction or event from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and Indemnitee on the other in connection with the events which resulted in such Expenses, judgments, fines and penalties, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines and penalties. The Company agrees

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that it would not be just and equitable if contribution pursuant to this subsection 4.07 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

                                    ARTICLE V

                             Advancement of Expenses

         5.01 Notwithstanding any provision to the contrary in Article VI, the Company (acting through the President or Chief Financial Officer) shall advance all reasonable Expenses which, by reason of Indemnitee's Corporate Status, were incurred by or on behalf of Indemnitee in connection with any Proceeding, within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding and regardless of whether Indemnitee has actually paid such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advance and undertakings to repay pursuant to this Article V shall be unsecured and interest free. Advancement of Expenses pursuant to this Article V shall not require approval of the Board or the stockholders of the Company, or of any other person or body. The President or, at the President's request, the Secretary of the Company shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the advance and of the undertaking to make repayment pursuant to this Article V.

                                   ARTICLE VI

                   Procedures for Determination of Entitlement
                    to Indemnification and Defense of Claims

         6.01 Initial Request. To obtain indemnification under this Agreement (other than advancement of Expenses pursuant to Article V), Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The President, or at the President's request, the Secretary of the Company shall promptly advise the Board in writing that Indemnitee has requested indemnification.

         6.02 Method of Determination. A determination (if required by applicable law in the specific case) with respect to Indemnitee's entitlement to indemnification shall be made: (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors; or (ii) in the event that a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel, in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (iii) by a special litigation committee of the Board appointed by the Board; or (iv) by the stockholders of the Company by vote of a majority

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of the holders of the Company's outstanding capital stock at the time entitled to vote on the election or removal of directors, voting as a single class, including the capital stock of Indemnitee.

         6.03 Selection, Payment, Discharge of Independent Counsel. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.02 of this Agreement, the Independent Counsel shall be selected, paid, and discharged in the following manner:

The Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.

Following the initial selection described in clause (a) of this Section 6.03, Indemnitee may, within seven (7) days after such written notice of selection has been given, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in
Section 1.09 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a Court has determined that such objection is without merit.

Either the Company or Indemnitee may petition a Court if the parties have been unable to agree on the selection of Independent Counsel within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.01 of this Agreement. Such petition may request a determination whether an objection to the party's selection is without merit and/or seek the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate. A person so appointed shall act as Independent Counsel under Section 6.03 of this Agreement.

The Company shall pay any and all reasonable fees of Independent Counsel and expenses incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6.03, regardless of the manner in which such Independent Counsel was selected or appointed.

Upon the due commencement of any judicial proceeding or arbitration pursuant to
Section 8.02 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

         6.04 Cooperation. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee's entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons

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or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

         6.05 Defense of Claim. With respect to any Proceeding to which Indemnitee shall have requested indemnification in accordance with Section 6.01:

                  (a) The Company will be entitled to participate in the defense at its own expense.

                  (b) Except as otherwise provided below, the Company jointly with any other indemnifying party will be entitled to assume the defense with counsel reasonably satisfactory to Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a suit, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense shall be at the expense of the Indemnitee unless: (i) the employment of counsel by the Indemnitee has been authorized by the Company; (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action and such conclusion is confirmed in writing by the Company's outside legal counsel regularly employed by it in connection with corporate matters; or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall be entitled to participate in, but shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above and such conclusion shall have been so confirmed by the Company's said outside counsel.

                  (c) Notwithstanding any provision of this Agreement to the contrary, the Company shall not be liable to indemnify the Indemnitee under this Article for any amounts paid in settlement of any Proceeding or claim effected without its written consent. The Company shall not settle any Proceeding or claim in any manner which would impose any penalty, limitation or disqualification of the Indemnitee for any purpose without the Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

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         6.06     Payment. If it is determined that Indemnitee is entitled to indemnification not covered by defense of the claim afforded under Section 6.05 above, payment to Indemnitee shall be made within ten (10) days after such determination.

                                   ARTICLE VII

                 Presumptions and Effect of Certain Proceedings

         7.01 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6.01 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

         7.02 Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty or of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in Good Faith.

         7.03 Reliance as Safe Harbor. For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in Good Faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the Officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 7.03 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

         7.04 Actions of Others. The knowledge and/or actions, or failure to act, of any director, Officer, employee, agent, trustee or fiduciary of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

                                  ARTICLE VIII

                             Remedies of Indemnitee

         8.01 Application. This Article VIII shall apply in the event of a Dispute. For purposes of this Article, "Dispute", shall mean any of the following events:

                  (a) a determination is made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification under this Agreement;

                  (b) an advancement of Expenses is not timely made pursuant to Article V of this Agreement;

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                  (c)      the determination of entitlement to be made pursuant
                           to Section 6.02 of this Agreement has not been made within sixty (60) days after receipt by the Company of the request for indemnification;

                  (d) the payment of indemnification is not made pursuant to Section 4.05 of this Agreement within ten (10) days after receipt by the Company of a written request therefor; or

                  (e) a notice of election by the Company to assume defense of a claim as provided for in Section 6.05 or payment of indemnification, as the case may be, is not given or made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Article VI of this Agreement.

         8.02 Adjudication. In the event of a Dispute, Indemnitee shall be entitled to an adjudication in an appropriate Court of Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator in Dallas, Texas pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8.02. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

         8.03 De Novo Review. In the event that a determination shall have been made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Article VIII shall be conducted in all respects as a de novo trial or arbitration on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any such proceeding or arbitration, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

         8.04 Company Bound. If a determination shall have been made or deemed to have been made pursuant to Article VI of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration absent: (i) a misstatement by Indemnitee of a material fact, or any omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification; or (ii) a prohibition of such indemnification under applicable law.

         8.05 Procedures Valid. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this
Article VIII that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such Court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

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         8.06     Expenses of Adjudication. In the event that Indemnitee,
pursuant to this Article VIII, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 1.06 of this Agreement) actually and reasonably incurred by Indemnitee in such adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in such adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such adjudication or arbitration shall be appropriately prorated as determined by the court or arbitrator which determines the adjudication or arbitration.

         8.07 Change in Control. The parties agree and acknowledge that their respective rights and obligations set forth in this Agreement shall survive any Change in Control of the Company. The Company further agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to the Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense advances under this Agreement or any other agreement, the Company's Certificate of Incorporation, or the Company's Bylaws in effect relating to claims for indemnifiable events, the Company shall seek legal advice only from independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee within the last five years (other than in connection with such matters) ("Special Independent Counsel"). The Special Independent Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Special Independent Counsel referred to above and may fully indemnify the Special Independent Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement.

                                   ARTICLE IX

                     Non-Exclusivity, Insurance, Subrogation

         9.01 Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation of the Company as amended and/or restated, the By-Laws of the Company as amended and/or restated, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's Corporate Status prior to such amendment, alteration, rescission or replacement.

         9.02 Insurance. The Company may maintain an insurance policy or policies against liability arising out of this Agreement or otherwise.

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         9.03     Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

         9.04 No Duplicative Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, Certificate of Incorporation of the Company as amended and/or restated, By-Laws of the Company as amended and/or restated or otherwise.

                                    ARTICLE X

                               General Provisions


         10.01 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's legal representatives, heirs, executors and administrators.

         10.02 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

                  (a) The validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

                  (b) To the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         10.03 No Adequate Remedy. The parties declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such party against whom such action or proceeding is brought hereby waives the claim or defense that the other party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that the other party has an adequate remedy at law.

         10.04 Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

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         10.05    Modification and Waiver. No supplement, modification or
amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         10.06 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed; (ii) sent by prepaid commercial overnight courier on the next business day after the date on which it is so delivered to such courier; (iii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed; or (iv) by facsimile, on the day it is sent with receipt acknowledging delivery:

         If to Indemnitee, to:              As shown with Indemnitee's Signature
                                            below.

         If to the Company, to:             Natural Health Trends Corp.
                                            2050 Diplomat Drive
                                            Dallas, TX  75234


or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

         10.07 Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                       NATURAL HEALTH TRENDS CORP.


                                       By:______________________________________
                                          Name:
                                          Title:


                                       INDEMNITEE:

                                       _________________________________________

                                       Address and Fax Number of Indemnitee:






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